UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2011
IVANHOE ENERGY INC.
(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 654 – 999 Canada Place Vancouver, BC, Canada	V6C 3E1

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (604) 688-8323
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On February 10, 2011 Ivanhoe Energy Inc. filed a Material Change Report on the System for Electronic Document Analysis and Retrieval (“SEDAR”) in Canada announcing the results of the recently completed independent reserve report dated effective December 31, 2010 prepared by GLJ Petroleum Consultants Ltd., an independent reserve engineering firm, for the Company’s Tamarack Project located in the Athabasca region of northern Alberta. A copy of the Material Change Report is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
On February 10, 2011, Ivanhoe Energy Inc. filed an Early Notice of its 2011 Annual Meeting on SEDAR in Canada, announcing that its 2011 Annual Meeting will be held on April 27, 2011. The record date for the 2011 Annual Meeting will be March 11, 2011. A copy of the Early Notice is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
The information included in this Item 7.01, as well as Exhibits 99.1 and 99.2 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Material Change Report, dated February 10, 2011.

99.2	Early Notice, dated February 10, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2011	IVANHOE ENERGY INC.

Gerald D. Schiefelbein Name: Gerald D. Schiefelbein
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Material Change Report, dated February 10, 2011.

99.2	Early Notice, dated February 10, 2011.